UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2019

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On January 23, 2019, MagneGas Applied Technology Solutions, Inc. (the “Company”) issued a press release announcing it will host a conference call and webcast on Thursday, January 31, 2019 at 11:00am Eastern Time to provide an update on the Company’s business strategy including the transformational rebranding, technology developments, recent acquisitions and other initiatives in progress.

Scott Mahoney, Chief Executive Officer, will host the call and provide an opportunity for participants dialed-in via conference call to ask questions to management in a Q&A session taking place following his remarks. To participate in the call, please dial 1-877-407-0312 (toll-free) in the U.S. and Canada. The conference ID number for both the call and webcast is 13686960.

Event:	MagneGas Investor Town Hall

Date:	Thursday, January 31, 2019

Time:	11:00am (Eastern Time)

Participant Dial-in:	1-877-407-0312 (toll free)

Conference ID:	13686960

Webcast Link:	https://webcasts.eqs.com/magnegas20190131

A live and archived audio webcast of the conference call will also be available on the investor relations page of MagneGas’ corporate website at www.magnegas.com.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of MagneGas Applied Technology Solutions, Inc. dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer